Exhibit 99.1

        Techwell Reports Third Quarter 2007 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--Oct. 29, 2007--Techwell, Inc., (Nasdaq:TWLL), a leading provider of mixed signal integrated circuits for multiple video applications in the security surveillance, automotive and consumer markets, today announced financial results for the third quarter ended September 30, 2007.

    Highlights:

    --  Reported net revenue of $15.1 million in the third quarter of
        2007

    --  Improved gross margin to 60 percent

    -- Achieved net income of $5.4 million, representing $0.25 earnings per diluted share (includes $0.10 per diluted share from a tax benefit) on a GAAP basis

    -- Grew net revenue 15 percent for the first nine months in 2007 when compared to the same period in 2006

    Net revenue for the third quarter of 2007 was $15.1 million, compared to net revenue of $14.7 million in the preceding quarter and $15.1 million in the third quarter of 2006.

    Net revenue in the third quarter for each of the Company's product lines consisted of $10.2 million in security surveillance, $1.3 million in LCD display, $3.3 million in video decoders and $262,000 in other revenue. Gross margin for the third quarter of 2007 was 60 percent, compared to gross margin of 59 percent in the preceding quarter and 58 percent in the same period a year ago. Operating expenses for the third quarter of 2007 totaled $6.6 million, or 44 percent of total revenue. This compares to operating expenses of $5.7 million, or 39 percent of revenue, in the preceding quarter and $4.4 million, or 29 percent of revenue, in the same period a year ago.

    Net income for the third quarter of 2007 totaled $5.4 million, or $0.25 per diluted share, which includes a $2.2 million tax benefit from the release of a valuation allowance, or $0.10 per diluted share. In the third quarter, the Company released the remaining amount of its $5.5 million valuation allowance on all of its deferred tax assets. "We have concluded that the release of the valuation allowance under Statement of Financial Accounting Standard No. 109 is necessary as a result of our continued profitability," said Mark Voll, Chief Financial Officer of Techwell, Inc.

    Net income for the third quarter also included pre-tax stock-based compensation expenses under Statement of Financial Accounting Standard No. 123R (SFAS 123R) of $1.3 million, before the tax effect of $141,000, or a charge of $0.06 per diluted share. This compares to net income in the second quarter of 2007 of $2.6 million, or $0.12 per diluted share, and net income of $4.5 million, or $0.21 per diluted share, in the third quarter of 2006. Shares used to compute GAAP net income per diluted share for the third quarter of 2007 totaled approximately 21,768,000 shares.

    Cash and cash equivalents, short and long-term investments increased by $4.5 million in the quarter, resulting in cash and cash equivalents, short and long-term investments of approximately $65.4 million as of September 30, 2007, compared to approximately $60.9 million as of June 30, 2007.

    "During the third quarter, we continued to experience strength in security surveillance, with a significant increase in product shipments into the China market. Additionally, we further improved gross margin primarily as a result of a favorable mix of new products as well as our higher margin security surveillance products," stated Hiro Kozato, President and Chief Executive Officer of Techwell, Inc. "Looking forward, we plan to continue to invest in research and development to expand our new product offerings across each of our product lines, which we believe will contribute to the Company's growth in the coming years."

    Business Outlook

    Techwell expects revenue for the fourth quarter of 2007 to be in a range of $16 million to $16.5 million. The Company expects revenue for the fiscal year of 2007 to be in the range of $59 million to $59.5 million. The Company expects its effective tax rate in the fourth quarter to be approximately zero as result of additional benefits from the release of a valuation allowance on the Company's deferred tax assets that occurred in the third quarter of 2007.

    Third Quarter 2007 Financial Results Conference Call and Web Cast

    Techwell, Inc. will host a conference call with the financial community today, October 29, 2007, at 2:15 p.m. Pacific Time (PT), 5:15 p.m. Eastern Time (ET). The conference call will be broadcast live on the Company's Investor Relations website at http://www.techwellinc.com. Those parties interested in participating via telephone should dial 888.680.0865 with the conference ID number 13689272. International participants should dial 617.213.4853 and provide the same pass code at the prompt. A telephonic replay of the call will be available approximately two hours after the end of the call and will be available until midnight ET Friday, November 2, 2007. The replay number is 888-286-8010 with a pass code of 68683208. International callers should dial 617-801-6888 and enter the same pass code at the prompt. An archived version of the Web cast will also be available on the Company's web site.

    Forward-Looking Statements

    This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell's plan to expand its product offerings in each of its product lines, the expected impact of Techwell's research and development investments on future products and growth and, statements related to anticipated revenues for the fourth quarter and fiscal year 2007 and its anticipated effective tax rate for the fourth quarter. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements. These risks and uncertainties include but are not limited to: a determination, upon completion of further quarterly closing and review procedures, that the financial results for the third quarter of 2007 are different than the results set forth in this press release, Techwell's dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell's products, competition, dependence on key and highly skilled personnel, the ability to develop new products, as well as other risks detailed from time to time in its SEC filings, including those described in Techwell's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2007. Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

    About Techwell

    Techwell is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets. Techwell designs both general purpose and application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 100 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

    Non-GAAP Reporting

    Techwell reports both GAAP and non-GAAP measures to evaluate our financial results. The non-GAAP measures used are: net income, excluding stock-based compensation expense and related tax effect and tax effect on the release of a valuation allowance on deferred tax assets, and net income per diluted share, excluding stock-based compensation expense and related tax effect and tax effect on the release of the valuation allowance on deferred tax assets. Techwell believes that the non-GAAP measures, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding its results of operations. The Company also believes non-GAAP measures provide useful supplemental information for investors to evaluate the operating results in the same manner as the research analysts that follow Techwell, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitate a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

    Techwell, Inc. and the Techwell, Inc. logo are trademarks of Techwell, Inc. All other trademarks are the property of their respective owners.




                            TECHWELL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                      Three Months      Nine Months
                                           Ended            Ended
                                      September 30,    September 30,
                                       2007    2006     2007    2006
                                     ------- -------- ------- --------


Revenues                             $15,122 $15,101  $43,382 $37,702

Cost of revenues                       6,048   6,374   17,828  16,112

                                     ------- -------- ------- --------
Gross profit                           9,074   8,727   25,554  21,590
                                     ------- -------- ------- --------

Operating expenses
 Research and development              3,496   2,033    8,581   6,984
 Selling, general and administrative   3,135   2,362    8,767   6,064
                                     ------- -------- ------- --------
        Total operating expenses       6,631   4,395   17,348  13,048
                                     ------- -------- ------- --------

 Income from operations                2,443   4,332    8,206   8,542
 Interest income                         819     617    2,235   1,024
                                     ------- -------- ------- --------

 Income before income taxes            3,262   4,949   10,441   9,566
 Benefit (provision) for income
  taxes                                2,154    (440)      80  (1,194)
                                     ------- -------- ------- --------

Net income                           $ 5,416 $ 4,509  $10,521 $ 8,372
                                     ======= ======== ======= ========

Net income per share
 Basic                               $  0.26 $  0.22  $  0.51 $  0.82
                                     ======= ======== ======= ========
 Diluted                             $  0.25 $  0.21  $  0.48 $  0.42
                                     ======= ======== ======= ========


Shares used in computing net income
 per share
 Basic                                20,822  20,093   20,741  10,213
 Diluted                              21,768  21,787   21,795  19,794




                            TECHWELL, INC.
                  RECONCILIATION OF GAAP NET INCOME
                        TO NON-GAAP NET INCOME
               (In thousands, except per share amounts)
                             (Unaudited)

                                     Three Months    Nine Months Ended
                                         Ended
                                     September 30,     September 30,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------

GAAP net income                    $ 5,416  $ 4,509  $10,521  $ 8,372

Stock-based compensation expenses:
 Cost of Revenues                       77       35      193       72
 Research and development              579      174    1,414      909
 Selling, general and
  administrative                       660      342    1,637      807
                                   -------- -------- -------- --------
          Total stock-based
           compensation expenses     1,316      551    3,244    1,788
                                   -------- -------- -------- --------

Tax effect on stock-based
 compensation expenses                (141)     (34)    (582)     (60)

Tax effect from the release of
 valuation allowance and other      (1,405)       -   (1,201)       -

Non-GAAP net income                $ 5,186  $ 5,026  $11,982  $10,100
                                   -------- -------- -------- --------

Non-GAAP net income per share
 Basic                             $  0.25  $  0.25  $  0.58  $  0.99
                                   ======== ======== ======== ========
 Diluted                           $  0.24  $  0.23  $  0.55  $  0.51
                                   ======== ======== ======== ========

Shares used in computing net income
 per share
 Basic                              20,822   20,093   20,741   10,213
 Diluted                            21,768   21,787   21,795   19,794


In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense and the tax effect on the release of a valuation allowance on the company's deferred tax assets.

We believe that the non-GAAP measures, excluding stock-based compensation expense and the tax effect on the release of a valuation allowance on the company's deferred tax assets, when viewed in addition to and not in lieu of our reported GAAP results, assist investors in understanding our results of operations. We believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Techwell all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Techwell facilitates a more direct comparison of its performance with the financial projections published by the analysts. However, non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.




                            TECHWELL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                 September   December
                                                     30,        31,
                                                      2007     2006
                                                 ----------- ---------
                                                 (unaudited) (audited)
Assets
Current Assets:
 Cash and cash equivalents                          $21,945  $ 13,201
 Short-term investments                              37,186    36,364
 Accounts receivable                                  1,946     2,765
 Inventory                                            4,529     4,584
 Prepaid expenses and other assets                    1,382     1,406
                                                 ----------- ---------
            Total Current Assets                     66,988    58,320

 Property and equipment - net                         1,389       625
 Long-term investments                                6,281     4,963
 Deferred income tax asset                            5,133         -
 Other assets                                           168        85
                                                 ----------- ---------
 Total Assets                                       $79,959  $ 63,993
                                                 =========== =========


Liabilities and Stockholders' Equity
Current Liabilities:
 Accounts payable                                   $ 3,205  $  3,503
 Accrued expenses and other liabilities               4,180     3,344
                                                 ----------- ---------
            Total Current Liabilities                 7,385     6,847

 Deferred rent                                          202         -
                                                 ----------- ---------
 Total Liabilities                                    7,587     6,847
                                                 ----------- ---------

Stockholders' Equity:
 Common stock                                            21        21
 Additional paid-in capital                          72,090    67,734
 Deferred stock compensation                           (225)     (546)
 Accumulated comprehensive loss                         (11)      (39)
 Retained earnings/(deficit)                            497   (10,024)
                                                 ----------- ---------
 Total Stockholders' Equity                          72,372    57,146

                                                 ----------- ---------
 Total Liabilities and Stockholders' Equity         $79,959  $ 63,993
                                                 =========== =========


    CONTACT: Techwell, Inc.
             Mark Voll, 408-435-3888
             Chief Financial Officer
             investor@techwellinc.com
             or
             Investor Contact:
             Shelton Group, Investor Relations
             Beverly Twing, 972-239-5119 ext. 126
             btwing@sheltongroup.com
             or
             Media Contact:
             Morphoses Public Relations & Marketing Firm
             Sabrina Joseph, 408-726-1577
             techwellpr@morphoses.com